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                                                                 Exhibit (d)(10)

                              STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT (this "Agreement"), dated as of August 24, 2001,
                                  ---------
among Career Holdings, Inc., a Delaware corporation ("Parent"), CB Merger Sub,
                                                      ------
Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger
                                                                       ------
Sub"), HeadHunter.NET, Inc., a Georgia corporation (the "Company"), and the
---                                                      -------
undersigned stockholder of the Company (the "Stockholder").
                                             -----------

     WHEREAS, Parent, Merger Sub and the Company propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") to provide for the making of a
                              ----------------
cash tender offer (as such offer may be amended from time to time, the "Offer")
                                                                        -----
by Merger Sub for any and all shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at the Offer Price (as defined in the Merger
                     ------------
Agreement) and the merger of the Company and Merger Sub (the "Merger");
                                                              ------

     WHEREAS, the Stockholder legally and/or beneficially owns that number of shares of Common Stock appearing on the signature page hereof (such shares, as they may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company (each, an "Adjustment Event")
                                                            ----------------
being referred to herein as the "Subject Shares"). For purposes of this
                                 --------------
Agreement, Subject Shares shall not be deemed to include stock options, warrants or other derivative securities, unless such stock options, warrants or other derivative securities are exercised for shares of Common Stock, in which case such shares of Common Stock shall become Subject Shares; and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Stockholder enter into this Agreement;

     NOW, THEREFORE, to induce Parent and Merger Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

            1.    Representations and Warranties. The Stockholder hereby
                  ------------------------------
represents and warrants to Parent and Merger Sub as follows:

           (a) Authority. The Stockholder has all requisite power and authority
               ---------
     to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit

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     agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. Except for the expiration or termination of the waiting period under the HSR Act and informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

          (b)  The Shares. The Stockholder has good and marketable title to the
               ----------
     Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no shares of Common Stock other than the Subject Shares.

          2.   Representations and Warranties of Parent and Merger Sub. Parent
               -------------------------------------------------------
and Merger Sub hereby represent and warrant to the Stockholder that each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms.

          3.   Covenants of the Stockholder. From and after the date hereof
               ----------------------------
through and including the termination of this Agreement, the Stockholder agrees as follows:

          (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares (over which the Stockholder has sole voting power) in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to adversely affect the Stockholder.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares (over which the Stockholder has sole voting power) against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal or (ii) any amendment of the Company's articles of incorporation or by-laws or other proposal or

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     transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

          (c) The Stockholder hereby agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of (collectively, "Transfer"), or consent to or permit
                                             --------
     any Transfer of, any or all of the Subject Shares or any interest therein or (ii) grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares. Nothing in this Agreement shall prevent the conversion of the Subject Shares into other property in accordance with a statutory merger or share exchange or restrict in any manner the Stockholder's right to transfer or alienate such property.

          (d) The Stockholder acknowledges that it is bound by the provisions of
     Section 7.1 of the Merger Agreement and shall not, nor shall the Stockholder permit any investment banker, attorney or other adviser or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, unless and solely to the extent expressly permitted under Section 7.1 of the Merger Agreement.

          (e) Stockholder hereby agrees to validly tender pursuant to and in accordance with the terms of the Offer, as soon as practicable after commencement but in no event later than the then scheduled expiration date of the Offer, all of the Subject Shares by physical delivery of the certificates therefor (if such Subject Shares are certificated in the name of Stockholder), and not to withdraw such Subject Shares, except following a termination of the Offer pursuant to its terms. If such Subject Shares are currently held in the name of a broker or other nominee, Stockholder shall instruct the broker or nominee to deliver the securities by a book-entry transfer or other customary electronic means for delivery of securities in connection with a tender offer. Stockholder hereby authorizes Parent and Merger Sub to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) Stockholder's identity and ownership of the Subject Shares and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

          (f) Grant of Irrevocable Proxy; Appointment of Proxy. (i) The
              ------------------------------------------------
     Stockholder hereby irrevocably grants to, and appoints, Robert J. McGovern and James A. Tholen or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the


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     name, place and stead of the Stockholder, to vote the Subject Shares (over which the Stockholder has sole voting power) in favor of adoption of the Merger Agreement and otherwise as contemplated by Section 3(b).

               (ii) The Stockholder represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that any such proxies are hereby revoked.

               (iii) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3(f) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Georgia law.

          (g) Waiver of Appraisal Rights. The Stockholder hereby waives any
              --------------------------
     rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

     4.   Further Assurances. The Stockholder will, from time to time, execute
          ------------------
and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Merger Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     5.   Shares Subject to Pledge. The parties hereto acknowledge that the
          ------------------------
Subject Shares owned by the Stockholder are, on the date hereof, held in pledge by First Union National Bank, as Administrative Agent, as security for certain credit that has been extended to the Stockholder and its affiliates. The Stockholder hereby represents and warrants to Parent and Merger Sub that the Stockholder has the right to remove the Subject Shares from such pledge, that the Stockholder has exercised that right by giving the required notice to such Administrative Agent, and that such Administrative Agent has acknowledged that the Subject Shares are being released from such pledge and returned to the Stockholder. Notwithstanding anything contained herein to the contrary, the parties hereto agree that: (1) the Stockholder shall not be deemed to be in violation of the provisions of Sections 1(a), 1(b) or 3(c) hereof by reason of the pledge arrangement described above in favor of such Administrative Agent; and (2) the Stockholder shall obtain the return of the Subject Shares to the Stockholder as soon as reasonably possible. The Stockholder will use reasonable commercial efforts to ensure that the rights of the pledgee of the Subject Shares shall not interfere with the rights of Merger Sub and Parent under this Agreement.

     6.   Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder shall be assigned by any of the parties without the prior written consent of


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the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of the Stockholder, the heirs, executors and administrators of the Stockholder.

     7. Termination. Notwithstanding any other provision of this Agreement, this
        -----------
Agreement (including without limitation the irrevocable proxy contained herein) shall terminate upon the earlier of (i) the Effective Time or (ii) a valid termination of the Merger Agreement.

     8. General Provisions.
        ------------------

     (a) Expenses. Except as otherwise expressly provided in the Merger
         --------
     Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement.

     (b) Specific Performance. The parties hereto agree that irreparable
         --------------------
     damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware in any action, suit or proceeding arising in connection with this Agreement and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

     (c) Notice. All notices, requests, demands and other communications
         ------
     hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

      (i)      if to Parent or Merger Sub, to:

               c/o CareerBuilder, Inc.
               10970 Parkridge Boulevard
               Suite 200
               Reston, VA  20191
               Attention:  Robert J. McGovern
               Telecopy No.:  (703) 259-5510

               with a copy to:


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                           Hale and Dorr LLP
                           11951 Freedom Drive, Suite 1400
                           Reston, Virginia 20190
                           Attention:       Donald L. Toker, Jr.
                           Telecopy No.     (703) 654-7100

     (ii)    if to the Stockholder, to:

                           ITC Holding Company, Inc.
                           3300 20th Avenue
                           Valley, Alabama 36854

                           with a copy to:

                           Alston & Bird LLP
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309
                           Attention:       J. Vaughan Curtis
                           Telecopy No.     (404) 881-7777

     (iii)    if to the Company, to:


                           333 Research Court
                           Suite 200
                           Norcross, Georgia  30092
                           Attention:  Robert M. Montgomery
                           Telecopy No.




                           with a copy to:

                           Alston & Bird LLP
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309
                           Attention:       J. Vaughan Curtis
                           Telecopy No.     (404) 881-7777

     (d)     Parties in Interest. This Agreement shall inure to and be binding
             -------------------
     upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any person


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     other than Parent, Merger Sub or the Stockholder, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

          (e) Entire Agreement; Amendments. This Agreement contains the entire
              ----------------------------
     agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

          (f) Headings. The section headings herein are for convenience only and
              --------
     shall not affect the construction of this Agreement.

          (g) Counterparts. This Agreement may be executed in one or more
              ------------
     counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

          (h) Governing Law. Except to the extent required to be governed by the
              -------------
     provisions of the Georgia Business Corporation Code, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (i) Capitalized Terms. Capitalized terms not otherwise defined in this
              -----------------
     Agreement shall have the meanings set forth in the Merger Agreement.

          (j) Severability. If any term or other provision of this Agreement is
              ------------
     invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          9.  No Limitations on Actions of the Stockholder as a Director.
              ----------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take in his capacity as an officer or director of the Company, including without limitation the discharge of the Stockholder's fiduciary duties as a director and/or officer of the Company.

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                  IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder has duly signed this Agreement, all as of the date first written above.

                              CAREER HOLDINGS, INC.

                              By:  /s/ JAMES THOLEN
                                 -----------------------------------------------
                                   Name:  James Tholen
                                   Title: Vice President

                              CB MERGER SUB, INC.

                              By:  /s/ JAMES THOLEN
                                 -----------------------------------------------
                                   Name:  James Tholen
                                   Title: Vice President

                              HEADHUNTER.NET, INC.

                              By:  /s/ ROBERT M. MONTGOMERY
                                 -----------------------------------------------
                                   Name: Robert M. Montgomery
                                   Title:  Chief Executive Officer


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                              STOCKHOLDER

                              ITC HOLDING COMPANY, INC.

                              By:  /s/ KIMBERLEY E. THOMPSON
                                 -----------------------------------------------
                                   Name: Kimberley E. Thompson
                                   Title: Senior Vice President

                              Number of shares of Common Stock owned by the Stockholder on the date hereof:

                                    5,083,333
                              ----------------------

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